Exhibit 15.1
[Deloitte Touche Tohmatsu CPA Ltd. Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Hurray! Holding Co., Ltd’s Registration Statement on Form S-8 (No. 333-125174) of our report dated June 17, 2008, relating to the consolidated financial statements of Hurray! Holding Co., Ltd., appearing in and incorporated by reference in the annual report on Form 20-F of Hurray! Holding Co., Ltd. for the year ended 2006.

Deloitte Touche Tohmatsu CPA Ltd.
/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, China

June 19, 2008